UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2024

Central Garden & Pet Company

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33268	68-0275553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597

(Address of Principal Executive offices) (Zip Code)

(925) 948-4000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CENT	The NASDAQ Stock Market LLC
Class A Common Stock	CENTA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2024, Central Garden & Pet Company (the “Company”) appointed Randal D. Lewis to the Company’s Board of Directors effective December 11, 2024. Mr. Lewis has not yet been appointed to any board committees. There are no arrangements or understanding between Mr. Lewis and any other persons pursuant to which he was selected as a director, and there are no transactions reportable under Item 404(a) of Regulation S-K in which Mr. Lewis has a direct or indirect material interest. He will be entitled to receive the standard cash and equity compensation paid to all directors as described in the Company’s most recent proxy statement.

Item 8.01.	Other Events.

On December 11, 2024, the Company’s Board of Directors approved a $100 million increase in the Company’s authorization to repurchase shares of its common stock. Following this increase, as of December 11, 2024, the total repurchase authorization will be approximately $130 million of the Company’s outstanding common stock. Repurchases may be effected from time to time on the open market or in privately negotiated transactions, or in such other manner as determined by the Company including through plans complying with Rule 10b5-1 under the Exchange Act, based on a variety of factors such as price, corporate requirements, and overall market conditions. There can be no assurance as to the number of shares the Company will purchase, if any. The share repurchase program may be increased or otherwise modified, renewed, suspended, or terminated by the Company at any time, without prior notice. The share repurchase program does not have an expiration date.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press release dated December 16, 2024 announcing appointment of new director

Exhibit 99.2	Press release dated December 16, 2024 announcing increase in stock repurchase authorization

Exhibit 104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

Date: December 16, 2024	By:	/s/ Joyce M. McCarthy
Joyce M. McCarthy
General Counsel and Secretary

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